Exhibit 99.2

THE STATE OF TEXAS

DISTRICT COURT, TARRANT COUNTY

CITATION	Cause No. 096-373245-25

IN RE PERMIAN BASIN ROYALTY TRUST

VS.

TO: THE PERMIAN BASIN ROYALTY TRUST

ALL UNIT HOLDERS OF

You said RESPONDENT are hereby commanded to appear by filing a written answer to the ORIGINAL PETITION FOR MODIFICATION OF TRUST at or before 10 o'clock A.M. of the Monday next after the expiration of 20 days after the date of service hereof before the 96th District Court ,100 N CALHOUN, in and for Tarrant County, Texas, at the Courthouse in the City of Fort Worth, Tarrant County, Texas said PETITIONER being

(PTNR) SOFTVEST LP

Filed in said Court on December 26th, 2025 Against

(RESP) ARGENT TRUST COMPANY, (DTST) THE PERMIAN BASIN ROYALTY TRUST

For suit, said suit being numbered 096-373245-25 the nature of which demand is as shown on said

ORIGINAL PETITION FOR MODIFICATION OF TRUST a copy of which accompanies this citation.

CRAIG A HAYNES

Attorney for SOFTVEST LP Phone No. (469)654-1340

Address 2200 ROSS AVENUE SUITE 4600E DALLAS, TX 75201

Thomas A. Wilder , Clerk of the District Court of Tarrant County, Texas. Given under my hand and the seal of said Court, at office in the City of Fort Worth, this the 4th day of February, 2026.

By	/s/ Amanda Duran
AMANDA DURAN

NOTICE: You have been sued. You may employ an attorney. If you or your attorney do not file a written answer with the clerk who issued this citation by 10:00 AM. on the Monday next following the expiration of twenty days after you were served this citation and petition, a default judgment may be taken against you. In addition to filing a written answer with the clerk, you may be required to make initial disclosures to the other parties of this suit. These disclosures generally must be made no later than 30 days after you file your answer with the clerk. Find out more at TexasLawHelp.org.

Thomas A. Wilder, Tarrant County District Clerk, 100 N CALHOUN, FORT WORTH TX 76196-0402

OFFICER'S RETURN *09637324525000008*

Received this Citation on the day of , at o'clock M; and executed at within the county of , State of at o'clock M; on the day of , by delivering to the within named (Def.): defendant(s), a true copy of this Citation together with the accompanying copy of ORIGINAL PETITION FOR MODIFICATION OF TRUST, having first endorsed on same the date of delivery.

Authorized Person/Constable/Sheriff:

County of State of By Deputy

Fees $ State of County of (Must be verified if served outside the State of Texas) Signed and sworn to by the said before me this day of , to certify which witness my hand and seal of office

(Seal)

County of , State of

CITATION

Cause No. 096-373245-25

IN RE PERMIAN BASIN ROYALTY

TRUST

VS.

ISSUED

This 4th day of February, 2026

Thomas A. Wilder

Tarrant County District Clerk

100 N CALHOUN

FORT WORTH TX 76196-0402

By AMANDA DURAN Deputy

CRAIG A HAYNES

Attorney for: SOFTVEST L P

Phone No. (469)654-1340

ADDRESS: 2200 ROSS AVENUE SUITE 4600E

DALLAS, TX 75201

CIVIL LAW

*09637324525000008*

SERVICE FEES NOT COLLECTED

BY TARRANT COUNTY DISTRICT CLERK

ORIGINAL